Independent Auditors' Consent



To the Shareholders and Board of Directors of Managed Municipals Fund Inc.:

We consent to the use of our report dated April 12, 1999, with respect to the Managed Municipals Fund
Inc., incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional
Information.



	KPMG
LLP


New York, New York
June 21, 1999